 Exhibit (h)(17)(ii)

AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE INSURANCE COMPANY,
AMERICAN CENTURY INVESTMENT SERVICES, INC.
AND AMERICAN CENTURY SERVICES, LLC

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 1st day of April 2022 by and between AMERICAN CENTURY INVESTMENT SERVICES, INC., AMERICAN CENTURY SERVICES, LLC, and PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee life insurance company (the “Company”) (and together, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties to a certain Participation Agreement dated May 1, 2018, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend the Agreement to update the separate accounts and funds listed in Schedule A; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

  Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.
  Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By:
/s/ Kyle Langan

Name:    Kyle Langan

Title:
Vice President

Date:
April 7, 2022

AMERICAN CENTURY SERVICES, LLC

By:
/s/ Wayne Park

Name:   Wayne Park

Title:
President

Date:
April 7, 2022

PROTECTIVE LIFE INSURANCE COMPANY

By:
/s/ Steve Cramer

Name:    Steve Cramer

Title:  _Chief Product Officer, Retirement Division

Date:
April 11, 2022

SCHEDULE A
Separate Accounts & Funds Available

Separate Account	Funds
All separate accounts of Protective Life Insurance Company as identified by branch “PLIC"	All funds of American Century Variable Portfolios, Inc.